CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No.333-286517) (the “Registration Statement”) of RiverSource Guaranteed Period Accounts (offered under certain variable annuity contracts) of our report dated February 20, 2025, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Minneapolis, Minnesota

April 25, 2025